Exhibit 99.1

Post Second Quarter 2021 Earnings Release Questions & Answers

The following materials have been distributed to Magnachip’s investor relations team for purposes of responding to investor-related inquiries.

Q. Please explain the reason for the decline in the revenue of Magnachip’s Display business during the second quarter. What is Magnachip’s overall supply plan for both the Display business and Power business amidst the global shortage in manufacturing capacities?

Answer:

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According to Omdia’s August report, the global supply of AMOLED display drive integrated circuits (“DDICs”) for mobile application from 12-inch wafers was short of demand by 18% in Q1’21 and 15% in Q2’21. This global shortage in manufacturing capacities, as well as changes in our foundry partners’ wafer allocation plans, including a push out in some wafer delivery from Q2 to Q3, have limited our ability to meet customers’ needs.

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This revenue decline, however, was partially offset by the strong performance of our Power business that achieved record-setting quarterly revenue for the second consecutive quarter. Gross profit margin expanded to 29.8% due to the high utilization rate at our Fab 3, our fabrication facility located in Gumi, South Korea, coupled with an improved product-mix under a favorable pricing environment.

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We continue to work closely with our strategic customers and foundry partners to secure long-term supply capacity for OLED DDICs, being mindful of the fact that global supply constraints are having a significant impact on our OLED business.

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We, along with our customers, are working together to secure additional 28nm manufacturing capacity for 2022 and beyond by establishing a strategic relationship with foundry partners. Separately, together with our customers, we are in discussions with one of our foundry partners regarding a multi-year supply agreement in order to secure long-term capacity.

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For our Power business, as previously disclosed, we continue to execute our plan to strengthen and expand Fab 3. As we install new tools, we are seeing a gradual increase in Fab 3 capacity, and by the end of 2022 we anticipate approximately 40% incremental capacity for our standard power products as compared to our capacity in 2020. In addition, we continue to utilize external foundry service for our power products.

Q. What were the key highlights of Magnachip’s Display business during the second quarter?

Answer:

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All of the projects mentioned in prior disclosures are progressing well, in line with our customers’ product launch plans. Although our customers’ launch plans may shift due to their own internal plans, our display design activities and fundamental business relationships remain healthy.

•	High Frame Rate (HFR) products represented over 90% of our OLED DDIC business in Q2 as a result of our product-mix management.

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We discontinued publicly disclosing OLED DDIC design-win numbers, but we can highlight a key design-win that we secured in Q2. Following last year’s successful debut, we were qualified again with a major Korean smartphone OEM for their new key model expected to launch in the second half of this year.

Q. How are the key initiatives in the Power business, including automotive power applications and Fab 3 capacity expansion, progressing?

Answer:

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With respect to the automotive power applications business, our engineering team has been working diligently to address the evolving changes requested by our end-customer. These changes caused some delay in the anticipated timing of initial shipment; nevertheless, the qualification and design activities for automotive power applications are progressing in line with the end-customer’s requests.

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Our plan to strengthen and expand Fab 3 is progressing well, helping our Power business achieve a record quarterly revenue for the second quarter in a row. In Q2’21, we derived more than three-fourths of the revenue from our Power business from Fab 3.

•	Korea and China remain the primary regions where we see strong traction with our Power business.

Q. What is the anticipated trajectory of the Fab 3 transitional foundry services? What are the anticipated gross margins on this revenue?

Answer:

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There has been no change in our plans with respect to the Fab 3 transitional foundry service. As a part of the sale of our Foundry Services Group and Fab 4 to Key Foundry Co., Ltd. (“Key Foundry”) in September of 2020, we agreed to provide transitional foundry services to Key Foundry for foundry products manufactured in Fab 3 for a period of up to three years. With these services, Magnachip receives reciprocal foundry services from Key Foundry for our Power IC, BatteryFet and OLED TV DDIC products at a competitive pricing.

•	Revenue from Fab 3 transitional foundry services has been at around the $10 million level on a quarterly basis, with a high single-digit gross profit margin percentage.

Q. Are the three-year targets (2020-2023) that you announced last year still valid?

Answer:

•	We remain committed to the previously announced 2020-2023 key goals.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the possibility that any or all of the conditions precedent to the consummation of the pending merger may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed merger; the possibility that the merger may not be completed in a timely manner or at all; the diversion of and attention of Magnachip’s management on merger-related issues; legal proceedings, judgments or settlements following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 outbreak, recessions, economic instability and the outbreak of disease; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity or supply constraints; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us and our distributors; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the SEC, including our Form 10-K filed on March 9, 2021 (including that the impact of the COVID-19 pandemic, trade tensions and supply constraints may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the Securities and Exchange Commission and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

So-Yeon Jeong

Head of Investor Relations

Tel. +1-408-712-6151

Investor.relations@magnachip.com

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